Item 11(b).

                                              EXHIBIT 99.906 CERT



SECTION 906 CERTIFICATION


In connection with the Report on Form N-CSR for The Parnassus
Income Trust, the undersigned hereby certifies, to the best of his knowledge, that:

(1) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The
Parnassus Income Trust.


August 23, 2004			/s/ Jerome L. Dodson
				-------------------------------------------
				Jerome L. Dodson
				President


August 23, 2004			/s/ Jack Gee
				-------------------------------------------
				Jack Gee
				Chief Financial Officer